UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2010

INTCOMEX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-134090	65-0893400
(Commission File Number)	(IRS Employer Identification No.)

3505 NW 107th Avenue, Miami, FL 33178

(Address, including Zip Code, of Principal Executive Offices)

(305) 477-6230

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Amendments to Revolving Credit Agreement

As of June 4, 2010, our wholly-owned subsidiary Software Brokers of America, Inc. (“SBA”) and Comerica Bank executed Amendment No. 2 (the “Amendment”) to their Revolving Credit Agreement dated as of December 22, 2009 (the “Agreement”). The Amendment increased the revolving credit commitment by $10.0 million to $30.0 million, the maximum optional increase permitted in accordance with the terms of the Agreement. Under the Amendment, interest is due monthly at the daily adjusting LIBOR rate, at no time less than 2.0% per annum (unless in the event of an initial public offering (“IPO”), in which case 1.0% per annum), plus an applicable margin of 3.0% per annum, unless in the event of an IPO and provided that no default occurs, when interest will accrue at a rate equal to the daily adjusting LIBOR rate plus an applicable margin of 2.75% per annum. In addition, borrowing capacity was amended to reflect advances under the facility to be provided based upon 85.0% of eligible domestic and foreign accounts receivable plus the lesser of 60.0% of eligible domestic inventory and $16.0 million, plus the lesser of 90.0% of eligible standby letters of credit and $3.0 million. Further, SBA agreed to maintain our consolidated net income of not less than $0 for the period of four consecutive fiscal quarters as of the end of each fiscal quarter ending June 30, 2010 and each fiscal quarter ended thereafter.

Previously on May 21, 2010, SBA and Comerica Bank executed Amendment No. 1 to the Agreement amending the definition of consolidated net income to exclude, in the event of an IPO, not more than $12.0 million of interest charges arising from the accelerated amortization of the original issue discount, capitalized debt expense and premiums associated with a redemption of our $120.0 million aggregate principal amount of our 13 1/4% Senior Notes due December 15, 2014 in connection with an IPO.

The foregoing description of the Amendments only summarizes certain of the provisions of Amendments No. 1 and Amendment No. 2 to Revolving Credit Agreement, does not purport to be complete and is qualified in its entirety by reference to the Amendments, which are filed as Exhibit 10.1 and 10.2, respectively, hereto and incorporated by reference into this Item 1.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment No. 1 to Revolving Credit Agreement, dated as of May 21, 2010, by and among Software Brokers of America, Inc. and Comerica Bank.

10.2	Amendment No. 2 to Revolving Credit Agreement, dated as of June 4, 2010, by and among Software Brokers of America, Inc. and Comerica Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intcomex, Inc.

Date: June 9, 2010	By:	/s/ Russell A. Olson
	Name:	Russell A. Olson
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
10.1	Amendment No. 1 to Revolving Credit Agreement, dated as of May 21, 2010, by and among Software Brokers of America, Inc. and Comerica Bank.

10.2	Amendment No. 2 to Revolving Credit Agreement, dated as of June 4, 2010, by and among Software Brokers of America, Inc. and Comerica Bank.

4